TerrAscend Increases Retail Footprint in New Jersey with Closing of Union Chill Dispensary Transaction

Expands New Jersey retail footprint to four dispensaries

Dispensary generates over $11 million in annualized revenue and is expected to be immediately accretive to EBITDA and cashflow

Transaction further solidifies TerrAscend’s leadership position in state

TORONTO, December 30, 2025 - TerrAscend Corp. (the "Company") (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis company, today announced that its consolidated entities (“TerrAscend”) closed on the previously announced transaction with Union Chill Cannabis Company LLC (“Union Chill”), a high-performing dispensary in Hunterdon County. The transaction expands TerrAscend’s retail footprint to four dispensaries in New Jersey and is expected to be immediately accretive to EBITDA and cashflow.

In May 2025, TerrAscend signed an agreement with Union Chill for total consideration of $13 million consisting of $9 million in the form of convertible notes bearing interest at 6.5% for an option to purchase 35% of Union Chill (“Option”) and $4 million in cash upon the exercise of the Option. The transaction conforms to New Jersey's regulatory framework, which facilitates investment opportunities for diversely owned businesses. Upon exercise of the Option and additional conditions, the transaction will allow the Company to fully consolidate the business in its financial results and increase TerrAscend's consolidated retail footprint to a total of 20 dispensaries across five U.S. states and Canada.

“Union Chill will strengthen our leadership position in New Jersey with the addition of a high-performing dispensary strategically located in Hunterdon County,” said Jason Wild, Executive Chairman of TerrAscend. “This dispensary is well situated with limited competition within a 10-mile radius and is currently generating over $11 million in annualized revenue. With the integration of our premium brand portfolio, we expect to drive increased sales, margins, and long-term value.”

About TerrAscend Corp.

TerrAscend Corp. is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including operations in Pennsylvania, New Jersey, Maryland, Ohio, and California through TerrAscend Growth Corp. and retail operations in Canada. TerrAscend operates The Apothecarium and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including The Apothecarium, Cookies, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve the Company of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against the Company. The enforcement of federal laws in the United States is a significant risk to the business of the Company and any proceedings brought against the Company thereunder may adversely affect the Company’s operations and financial performance.

Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”,

“expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, and include, but not limited to, statements with respect to the Company’s expectations for its financial results (including as a result of the Union Chill transaction); the Company’s operational improvements, growth and expansion opportunities in 2025 and 2026; the anticipated timing to exercise the Option to acquire Union Chill; statements with respect to the Company’s expectations with respect to its business outlook, financial profile, and operational efficiencies; and its market opportunities, growth prospects in existing markets, and M&A strategy. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2024 filed with the Securities and Exchange Commission on March 6, 2025, as updated by its Quarterly Reports on Form 10-Q.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

For more information regarding the Company:

Ziad Ghanem
Chief Executive Officer
IR@terrascend.com
689-345-4114

Investor Relations Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

Valter@KCSA.com

212-896-1254